News Release
News Release

Ex 99.1
FOR IMMEDIATE RELEASE
Contact:    Dr. John C. Boan
Vice President, Marketing
johnnyboan@kemet.com
954.766.2813

KEMET Announces New Global Sales and Marketing Senior Vice President

Greenville, South Carolina. (July 7, 2015) – KEMET Corporation (NYSE: KEM), a leading global supplier of electronic components, is pleased to announce that Claudio Lollini is appointed Senior Vice President of Global Sales and Marketing, reporting to Per Loof, Chief Executive Officer. He will be based in KEMET’s Fort Lauderdale, Florida office.

Mr. Lollini joined Arcotronics Italia S.p.A. in 2005 as a Sales Manager in Taiwan and became part of KEMET during its acquisition of Arcotronics in 2007. Since that time, he has been an integral part of the KEMET Asia Team and has held positions of increasing responsibility in Sales and Product Management. His most recent position was Vice President of Sales for Asia Pacific. Mr. Lollini graduated with a degree in Engineering Management from the University of Bologna.

Emilio Ghilardi will not join KEMET as previously announced.

About KEMET

KEMET Corporation is a leading global supplier of electronic components. We offer our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. KEMET’s common stock is listed on the NYSE under the symbol “KEM.” Additional information about KEMET can be found at http://www.kemet.com.

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

KEMET Announces New Global Sales and Marketing Senior Vice President
July 7, 2015

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Certain risks and uncertainties that could cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements are described in the Company’s reports and filings with the Securities and Exchange Commission.
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